Exhibit 99.1

Media Contact: Kevin Donovan (603) 501 5240 kdonovan@bottomline.com

Bottomline Technologies Announces Acquisitions of Sterci and Simplex

Acquisitions Create New Global Center of Excellence in Financial Messaging

PORTSMOUTH, N.H. – August 20, 2013 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today announced the acquisition of Swiss-based Sterci SA and the signing of an agreement to purchase London-based Simplex GTP Ltd. These leading providers of financial messaging solutions utilize the SWIFT global messaging network on behalf of more than 350 customers across 20 different countries. When the acquisitions are completed, the two companies, combined with Bottomline’s existing SWIFT Access Service financial messaging business, will create a new global center of excellence in financial messaging, providing solutions for banks, financial institutions and corporations around the world.

“We are delighted to welcome the customers and employees of Sterci and Simplex to Bottomline. Bringing together these three businesses creates a truly global financial messaging business with the expertise, resources and scale to help customers around the world optimize their financial transactions” said Rob Eberle, President and CEO of Bottomline Technologies. “These acquisitions extend our presence in Europe and further build on our core expertise in banking, payments and financial transactions, enabling us to offer our clients a broader suite of solutions to improve their operating efficiency and optimize their financial transactions.”

“Becoming part of Bottomline is a natural next step for Sterci, helping us to continue to expand the financial messaging business globally.” Simon Kalfon, CEO of Sterci commented. “The organizations are a strong fit as our cultures are very similar with both organizations having a commitment to outstanding customer service and a strong focus on cloud-based product innovation. We also cover complementary geographies and provide a broad range of financial messaging, reconciliation and market data integration solutions.”

Philip Walsh, CEO of Simplex said “Joining Bottomline once the acquisition is completed will be a great move for Simplex. Gaining access to Bottomline’s resources and expertise in banking, payments and financial transactions will enable us to further support and grow our client base.”

The newly combined business will become a market-leader in financial messaging serving over 530 banks, financial institutions and corporations across 20 different countries with locations in key financial hubs including Geneva, Frankfurt, Paris, London, New York, Toronto and Singapore.

The acquisitions build Bottomline’s share of the expanding financial messaging marketplace as organizations seek to improve the effectiveness of their financial operations by utilizing the SWIFT global network. Over 10,200 organizations are members of SWIFT with more than 400 new organizations joining each year, including an increasing percentage of corporations.

The Sterci acquisition has closed. The acquisition of Simplex is subject to certain shareholder approvals and other customary closing conditions and is expected to close in the next month. Financial terms of the two transactions will be provided on Bottomline’s fourth quarter earnings call later today. A Current Report on Form 8-K containing the relevant financial information will be filed with the Securities and Exchange Commission prior to the call.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

About Sterci SA

Sterci is a Swiss-based organization providing financial messaging, reconciliation, market data integration solutions and cloud-based services to 330 clients across 20 different countries. Key clients include Lloyds Banking Group, Franklin Templeton, Toronto-Dominion Bank, JP Morgan, Credit Agricole, BNP-Paribas, Western Union/Travelex, several central banks, and a Tier 1 global leading bank in Germany. More information can be found at www.sterci.com.

About Simplex GTP Ltd

Simplex is a London based organization which provides cloud-based services in financial messaging and reconciliation to major customers in the UK including HSBC, GLC/Man, a leading international bank based in Edinburgh, and several major leading corporations. More information can be found at www.simplexgtp.com.

Bottomline Technologies and the Bottomline Technologies logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

Cautionary Language

Statements in this press release regarding the transactions between Bottomline Technologies and Sterci SA and Bottomline Technologies and Simplex GTP Ltd. and future financial and operating results, benefits and synergies of the transactions, future opportunities for the combined companies and any other statements about future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from our expectations as a result of various important factors, including but not limited to competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of these and other factors that could impact our operational and financial results, refer to our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2012 and any subsequently filed Form 10-Qs, Form 8-Ks or amendments thereto. Any forward-looking statements represent our views only as of today and we do not assume any obligation to update such statements.